Exhibit 3.179

LLC-1A File # 201535210420

State of California
Secretary of State

Limited Liability Company
Articles of Organization - Conversion

FILED
Secretary of State
State of California
DEC 17 2015

This Space For Filing Use Only

IMPORTANT — Read all instructions before completing this form.

Converted Entity Information

1. Name of Limited Liability Company (The name must include the words Limited Liability Company or the abbreviations LLC or L.L.C. The words Limited and Company may be abbreviated to Ltd. and Co., respectively.)

   Milwaukee Health Services System, LLC

2. The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

3. The limited liability company will be managed by (check only one):

   ☐ One Manager ☐ More Than One Manager ☑ All Limited Liability Company Member(s)

4. Initial Street Address of Limited Liability Company's Designated Office in CA — City — State — Zip Code

   1665 East Fourth Street, Suite 211, Santa Ana CA 92701

5. Initial Mailing Address of Limited Liability Company, if different from Item 4 — City — State — Zip Code

   6100 Tower Circle, Suite 1000, Franklin, TN 37067

6. Name of Initial Agent For Service of Process (Item 6: List a California resident or a California registered corporate agent that agrees to be your initial agent for service of process in case the LLC is sued. You may list any adult who lives in California. You may not list an LLC as the agent. Item 7: If the agent is an individual, list the agent's business or residential street address in California. Do not list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

   CT Corporation System

7. If an individual, Street Address of Agent for Service of Process in CA — City — State — Zip Code

   CA

Converting Entity Information

8. Name of Converting Entity

   Milwaukee Health Services Systems

9. Form of Entity	10. Jurisdiction	11. CA Secretary of State File Number, if any
General Partnership	California	

12. The principal terms of the plan of conversion were approved by a vote of the number of interests or shares of each class that equaled or exceeded the vote required. If a vote was required, the following was required for each class:

The class and number of outstanding interests entitled to vote.		AND	The percentage vote required of each class.
General Partner	100% Partnership Interest		100%

Additional Information

13. Additional information set forth on the attached pages, if any, is incorporated herein by this reference and made part of this certificate.

14. I certify under penalty of perjury that the contents of this document are true. I declare I am the person who executed this instrument, which execution is my act and deed.

Signature of Authorized Person	Christopher L. Howard, VP and Secretary of Coral Health Services, Inc., its Partner Type or Print Name and Title of Authorized Person
Signature of Authorized Person	Christopher L. Howard, VP and Secretary of WCHS, Inc., its Partner Type or Print Name and Title of Authorized Person

LLC-1A (REV 01/2015) APPROVED BY SECRETARY OF STATE